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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of GenTek Inc. on Form S-3 of our report dated March 29, 2004, appearing in the Annual Report on Form 10-K of GenTek Inc. for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of fresh-start reporting and the change in method of accounting for goodwill and certain intangible assets) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
April 29, 2004